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                                                                    EXHIBIT 10.7



                         BEHRINGER HARVARD REIT I, INC.
                       NON-EMPLOYEE DIRECTOR WARRANT PLAN

                         BEHRINGER HARVARD REIT I, INC.
                       NON-EMPLOYEE DIRECTOR WARRANT PLAN

                                   SECTION 1.
                                     PURPOSE

      The purpose of this Plan is to promote the interests of the Company by encouraging non-employee Directors to purchase Shares by providing an incentive to work to increase the value of Shares and a stake in the future of the Company which corresponds to the stake of each of the Company's shareholders. The Plan provides for the automatic grant of Warrants to aid the Company in obtaining these goals.

                                   SECTION 2.
                                   DEFINITIONS

      Each term set forth in this Section shall have the meaning set forth opposite such term for purposes of this Plan and any Warrant Agreements under this Plan (unless noted otherwise), and for purposes of such definitions, the singular shall include the plural and the plural shall include the singular, and reference to one gender shall include the other gender. Note that some definitions may not be used in this Plan, and may be inserted here solely for possible use in Warrant Agreements issued under this Plan.

      2.1 AFFILIATE means with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

      2.2   BOARD means the Board of Directors of the Company.

      2.3 CAUSE shall mean an act or acts by a Director involving (a) the use for profit or disclosure to unauthorized Persons of confidential information or trade secrets of the Company, or any Affiliate of the Company, (b) the breach of any contract with the Company, or any Affiliate of the Company, (c) the violation of any fiduciary obligation to the Company, or any Affiliate of the Company, (d) the unlawful trading in the securities of the Company, or any Affiliate of the Company, or of another corporation based on information gained as a result of the performance of services for the Company, or any Affiliate of the Company, (e) a felony conviction or the failure to contest prosecution of a felony, or (f) willful misconduct, dishonesty, embezzlement, fraud, deceit or civil rights violations, or other unlawful acts.

      2.4   CHANGE OF CONTROL means either of the following:

            (a) any transaction or series of transactions pursuant to which the Company sells, transfers, leases, exchanges or disposes of substantially all (i.e., at least eighty-five percent (85%)) of its assets for cash or property, or for a combination of cash and property, or for other consideration; or

            (b) any transaction pursuant to which Persons who are not current shareholders of the Company acquire by merger, consolidation, reorganization, division or other business combination or transaction, or by a purchase of an interest in the Company, an interest in the Company so that after such transaction, the shareholders of the Company immediately prior to such transaction no longer have a controlling (i.e., 50% or more) voting interest in the Company.

However, notwithstanding the foregoing, in no event shall any public offering of the Company's stock constitute a Change of Control.

      2.5   CODE means the Internal Revenue Code of 1986, as amended.

      2.6 COMMITTEE means any committee appointed by the Board to administer the Plan, as specified in Section 5 hereof. Any such committee shall be comprised entirely of Directors.

      2.7   COMMON STOCK means the common stock of the Company.

      2.8 COMPANY means Behringer Harvard REIT I, Inc., a Maryland corporation, and any successor to such organization.

      2.9   DIRECTOR means a member of the Board.

      2.10  EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

      2.11 EXERCISE PRICE means, with respect to a Warrant, the price which shall be paid to purchase one (1) Share upon the exercise of such Warrant granted under this Plan.

      2.12 FAIR MARKET VALUE of each Share on any date means the price determined below as of the close of business on such date (provided, however, if for any reason, the Fair Market Value per share cannot be ascertained or is unavailable for such date, the Fair Market Value per share shall be determined as of the nearest preceding date on which such Fair Market Value can be ascertained):

            (a) If the shares of Common Stock are traded on any national stock exchange, its Fair Market Value of a Share shall be the average closing sale price for such shares on such exchange or system for the five consecutive trading days ending on the date of such determination; or

            (b) If the shares of Common Stock are not listed on any national stock exchange but are quoted on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System the Fair Market Value of a Share shall be the average of the high "bid" and low "ask" prices of a share of Common Stock as reflected on NASDAQ on the date of such determination; or

            (c) If the shares of Common Stock are not traded or listed as provided above the per share sales price of the Common Stock if there is a current public offering of the Common Stock; or

            (d) the fair market value of a shares of Common Stock as determined by the Board.

      2.13 INSIDER means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

      2.14 OUTSIDE DIRECTOR means a Director who is not an employee of the Company and who qualifies as a "non-employee director" under Rule 16b-3(b)(3) under the 1934 Act, as amended from time to time.

      2.15 PERSON means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other legal entity, any governmental body including any agency or political subdivision thereof, and a "group" as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

      2.16 PLAN means the Behringer Harvard REIT I, Inc. Director Warrant Plan, as may be amended from time to time.

      2.17 PLAN PERIOD means the period beginning on the effective date of this Plan and continuing until the earlier to occur of (1) the termination of this Plan, or (2) 5:00 p.m. EDST on the date of listing of the Shares on a national securities exchange or NASDAQ.

      2.18  SHARE means a share of the Common Stock of the Company.


              Behringer Harvard Reit I, Inc. Director Warrant Plan
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      2.19  WARRANT means a warrant granted under this Plan to purchase Shares which is not intended by the Company to satisfy the requirements of Code
Section 422.

      2.20 WARRANT AGREEMENT means an agreement between the Company and the recipient of a Warrant evidencing an award of a Warrant. The form of the Warrant Agreement is attached hereto.

                                   SECTION 3.
                           SHARES SUBJECT TO WARRANTS

      The total number of Shares that may be issued pursuant to Warrants under this Plan shall not exceed one million (1,000,000), as adjusted pursuant to
Section 10. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company. Furthermore, any Shares subject to a Warrant which remain after the cancellation, expiration or exchange of such Warrant thereafter shall again become available for use under this Plan.

                                   SECTION 4.
                                 EFFECTIVE DATE

      The effective date of this Plan, as documented hereby, shall be the date it is adopted by the Board, as noted in resolutions effectuating such adoption.

                                   SECTION 5.
                                 ADMINISTRATION

      5.1 GENERAL ADMINISTRATION. This Plan shall be administered by the Board. The Board, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Board shall have the power to interpret this Plan and, subject to the terms and provisions of this Plan, to take such other action in the administration and operation of the Plan as it deems equitable under the circumstances. The Board's actions shall be binding on the Company, on each affected Director, and on each other Person directly or indirectly affected by such actions.

      5.2 AUTHORITY OF THE BOARD. Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to determine the terms and conditions of Warrants in a manner consistent with the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan's administration, and to amend the terms and conditions of any outstanding Warrants as allowed under the Plan and such Warrants. Further, the Board may make all other determinations which may be necessary or advisable for the administration of the Plan.

      5.3 DELEGATION OF AUTHORITY. The Board may delegate its authority under the Plan, in whole or in part, to a Committee appointed by the Board consisting of not less than one (1) director. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee shall act according to the policies and procedures set forth in the Plan and to those policies and procedures established by the Board, and the Committee shall have such powers and responsibilities as are set forth by the Board. Reference to the Board in this Plan shall specifically include reference to the Committee where the Board has delegated its authority to the Committee, and any action by the Committee pursuant to a delegation of authority by the Board shall be deemed an action by the Board under the Plan. With respect to Committee appointments and composition, only a Committee comprised solely of two
(2) or more Outside Directors may grant Warrants to Insiders that will be exempt from Section 16(b) of the Exchange Act. Notwithstanding the above, the Board may assume the powers and responsibilities granted to the Committee at any time, in whole or in part. Furthermore, notwithstanding the above, no decision may be made by a member of a Committee which would affect only Warrants held by such member or only Warrants held by such member and other members of such Committee; however, the Board may make decisions which would affect Warrants held by any member of the Board.

      5.4 DECISIONS BINDING. All determinations and decisions made by the Board (or its delegate) pursuant to the provisions of this Plan and all related orders and resolutions of the Board shall be final,


              Behringer Harvard Reit I, Inc. Director Warrant Plan
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conclusive and binding on all Persons, including the Company, its stockholders,
Directors, and their estates and beneficiaries.

      5.5 INDEMNIFICATION FOR DECISIONS. No member of the Board or the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a director of the Company so that the members of the Committee shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its bylaws and applicable law. In addition, the members of the Board, Committee shall be indemnified by the Company against (a) the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, any Warrant granted hereunder, and (b) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such individual is liable for gross negligence or misconduct in the performance of his duties, provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member or delegatee shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

                                   SECTION 6.
                         ELIGIBILITY & GRANT OF WARRANTS

      6.1 DIRECTORS ELIGIBLE FOR GRANTS OF WARRANTS. The individuals eligible to receive Warrants hereunder shall be solely those individuals who are Directors and who are not employees of the Company or any Affiliate of the Company. Such Directors shall automatically receive Warrants hereunder in accordance with the provisions of Section 6.2 below.

      6.2 GRANT OF WARRANTS. During the Plan Period, those Directors who are eligible under Section 6.1 above and who purchase at least 25 Shares as of any date during such Plan Period shall automatically be granted a Warrant on such date of purchase entitling such Director to purchase one (1) Share for every twenty-five (25) Shares such Director has purchased on such Purchase Date. The terms and provisions of such Warrants shall be determined under Section 7 below.

                                   SECTION 7.
                                TERMS OF WARRANTS

      7.1 WARRANT AGREEMENTS. Each Warrant shall be evidenced by a Warrant Agreement executed by the Company and the recipient of the Warrant, which shall incorporate such other terms and conditions as the Board, acting in its absolute discretion, deems consistent with the terms of this Plan, and which shall be in such form and contain such terms and conditions as the Board in its discretion may, subject to the provisions of the Plan, from time to time determine. The Board and/or the Company shall have complete discretion to modify the terms and provisions of a Warrant in accordance with Section 12 of this Plan.

      7.2 EXERCISE PRICE. Subject to adjustment in accordance with Section 10 and the other provisions of this Section, the Exercise Price for each Share subject to a Warrant shall be equal to $12.00 prior to the completion of the initial public offering of the Common Stock, and thereafter, shall be equal to one hundred twenty percent (120%) of the Fair Market Value of such Share, and shall be set forth in the applicable Warrant Agreement.

      7.3 WARRANT TERM. Each Warrant granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Warrant Agreement, but no Warrant Agreement shall:

            (a) make a Warrant exercisable before the date such Warrant is granted; or

            (b)   make a Warrant exercisable after the earlier of:

                  (i)   the date such Warrant is exercised in full; or


              Behringer Harvard Reit I, Inc. Director Warrant Plan
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                  (ii)  the date which is the fifth (5th) anniversary of the date such Warrant is granted;

                  (iii) the date on which the Director ceases to be a Director for Cause; or

                  (iv) one (1) year following the date on which the Director ceases to be a Director for any reason other than Cause (including death or disability).

A Warrant Agreement may provide for the exercise of a Warrant after the service of a Director has terminated for any reason whatsoever, including death or disability, as long as it is consistent with the above provisions. The Director's rights, if any, upon termination of service will be set forth in the applicable Warrant Agreement; or

      7.4 PAYMENT. Warrants shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Warrant is to be exercised accompanied by full payment for the Shares. Payment for shares of Stock purchased pursuant to exercise of a Warrant shall be made in cash or, unless the Warrant Agreement provides otherwise, by delivery to the Company of a number of Shares which have been owned and completely paid for by the holder for at least six (6) months prior to the date of exercise (i.e., "mature shares" for accounting purposes) having an aggregate Fair Market Value equal to the amount to be tendered, or a combination thereof. However, notwithstanding the foregoing, with respect to any Warrant recipient who is an Insider, a tender of shares or a cashless exercise must (1) have met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) be a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Warrant Agreement provides otherwise, the foregoing exercise payment methods shall be subsequent transactions approved by the original grant of a Warrant. Except as provided below, payment shall be made at the time that the Warrant or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of a Warrant until full payment has been made by the Warrant holder. The holder of a Warrant, as such, shall have none of the rights of a stockholder.

      7.5 CONDITIONS TO EXERCISE OF A WARRANT. Each Warrant granted under the Plan shall vest and shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Board shall specify in the Warrant Agreement, subject to Section 7.3 above. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of a Warrant as it may deem advisable, including, without limitation, vesting or performance-based restrictions, rights of the Company to re-purchase Shares acquired pursuant to the exercise of a Warrant, voting restrictions, investment intent restrictions, restrictions on transfer, "first refusal" rights of the Company to purchase Shares acquired pursuant to the exercise of a Warrant prior to their sale to any other Person, "drag along" rights requiring the sale of shares to a third party purchaser in certain circumstances, "lock up" type restrictions in the case of an initial public offering of the Company's stock, restrictions or limitations that would be applied to shareholders under any applicable restriction agreement among the shareholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares. Notwithstanding any provision of this Plan or any Warrant Agreement to the contrary, in no event shall any Warrant granted under this Plan be exercisable if such exercise would jeopardize the status of the Company as a "real estate investment trust" as defined in Code Section 856.

      7.6 TRANSFERABILITY OF WARRANTS. A Warrant shall not be transferable or assignable except by will or by the laws of descent and distribution, and, except as otherwise provided in the Warrant Agreement, a Warrant may also be transferred by a Warrant holder as a bona fide gift (i) to his spouse, lineal descendant or lineal ascendant, siblings and children by adoption, (ii) to a trust for the benefit of one or more individuals described in clause (i) and no other Persons, or (iii) to a partnership of which the only partners are one or more individuals described in clause (i), in which case the transferee shall be subject to all provisions of the Plan, the Warrant Agreement and other agreements with the Warrant holder in connection with the exercise of the Warrant and purchase of Shares. A Warrant shall be exercisable, during the Warrant holder's lifetime, only by the Warrant holder; provided, however, that in the event the Warrant holder is incapacitated and unable to exercise his or her Warrant, such Warrant may be exercised by such Warrant holder's legal guardian, legal representative, or other representative whom the Board deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Warrant holder and the determination of the appropriate


              Behringer Harvard Reit I, Inc. Director Warrant Plan
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representative of the Warrant holder who shall be able to exercise the Warrant if the Warrant holder is incapacitated shall be determined by the Board in its sole and absolute discretion.

                                   SECTION 8.
                              SECURITIES REGULATION

      Each Warrant Agreement may provide that, upon the receipt of Shares as a result of the exercise of a Warrant or otherwise, the Warrant holder shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Warrant Agreement may also provide that, if so requested by the Company, the Warrant holder shall make a written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended ("1933 Act"), and any applicable state securities law or, unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Shares transferred upon the exercise of a Warrant granted under this Plan may at the discretion of the Company bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.

                                   SECTION 9.
                                  LIFE OF PLAN

      No Warrant shall be granted under this Plan on or after the earlier of:

            (a) the tenth (10th) anniversary of the effective date of this Plan (as determined under Section 4 of this Plan), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Warrants have been exercised in full or no longer are exercisable, or

            (b) the date on which all of the Shares reserved under Section 3 of this Plan have (as a result of the exercise of Warrants granted under this Plan) been issued or no longer are available for use under this Plan, in which event this Plan also shall terminate on such date.

                                   SECTION 10.
                                   ADJUSTMENT

      Notwithstanding anything in Section 12 to the contrary, the number of Shares reserved under Section 3 of this Plan, the number of Shares subject to Warrants granted under this Plan, the number of Shares to be granted pursuant to
Section 6 of this Plan, and the Exercise Price of any Warrants, shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust (in a manner which satisfies the requirements of Code Section 424(a)) the number of Shares reserved under Section 3, and the number of Shares subject to Warrants granted under this Plan, and the Exercise Price of any Warrants and the specified exercise price of any Stock Appreciation Rights in the event of any corporate transaction described in Code Section 424(a) which provides for the substitution or assumption of such Warrants. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Warrants granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Board shall be conclusive and binding on all affected Persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3.



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                                   SECTION 11.
                        CHANGE OF CONTROL OF THE COMPANY

      Except as otherwise provided in a Warrant Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Warrants granted under this Plan, with respect to any Warrant granted under this Plan which is not so assumed or substituted (a "Non-Assumed Warrant"), such Warrant shall terminate and be forfeited immediately upon the occurrence of the Change of Control; provided, however, the Board, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed Warrants, take any or all of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Board occurring within the thirty (30) day period immediately preceding the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the "Action Effective Date"):

            (a)   Unilaterally cancel such Non-Assumed Warrant in exchange for:

                  (i) whole and/or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) or whole and/or fractional shares of a successor (or for whole shares of a successor and cash in lieu of any fractional share) which, in the aggregate, are equal in value to the excess of the Fair Market Value of the Shares which could be purchased subject to such Non-Assumed Warrant determined as of the Action Effective Date (taking into account vesting) over the aggregate Exercise Price for such Shares; or

                  (ii) cash or other property equal in value to the excess of the Fair Market Value of the Shares which could be purchased subject to such Non-Assumed Warrant determined as of the Action Effective Date (taking into account vesting) over the aggregate Exercise Price for such Shares; and/or.

            (b) Unilaterally cancel such Non-Assumed Warrant after providing the holder of such Warrant with (1) an opportunity to exercise such Non-Assumed Warrant to the extent vested within a specified period prior to the date of the Change of Control, and (2) notice of such opportunity to exercise prior to the commencement of such specified period.

However, notwithstanding the foregoing, to the extent that the recipient of Non-Assumed Warrant is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Warrant Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of a Warrant.

                                   SECTION 12.
                            AMENDMENT OR TERMINATION

      This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of the Company (a) to increase the number of Shares reserved under Section 3, except as set forth in
Section 10 or pursuant to the provisions of Section 3, (b) to extend the maximum life of the Plan under Section 9 or the maximum exercise period under Section 7,
(c) to change the Exercise Price under Section 7, (d) to change the number of Shares subject to Warrants under Section 6, or (e) to change the designation of Directors eligible for Warrants under Section 6. The Board also may suspend the granting of Warrants under this Plan at any time and may terminate this Plan at any time. The Company shall have the right to modify, amend or cancel any Warrant after it has been granted if (I) the modification, amendment or


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cancellation does not diminish the rights or benefits of the Warrant recipient under the Warrant, (II) the Warrant holder consents in writing to such modification, amendment or cancellation, (III) there is a dissolution or liquidation of the Company, (IV) this Plan and/or the Warrant Agreement expressly provides for such modification, amendment or cancellation, or (V) the Company would otherwise have the right to make such modification, amendment or cancellation by applicable law.

                                   SECTION 13.
                                  MISCELLANEOUS

      13.1 SHAREHOLDER RIGHTS. No Warrant holder shall have any rights as a shareholder of the Company as a result of the grant of a Warrant to him or to her under this Plan or his or her exercise of such Warrant pending the actual delivery of Shares subject to such Warrant to such Warrant holder.

      13.2 NO GUARANTEE OF CONTINUED RELATIONSHIP. The grant of a Warrant to a Warrant holder under this Plan shall not constitute a contract for services and shall not confer on a Warrant holder any rights upon the termination of his or her service relationship with the Company in addition to those rights, if any, expressly set forth in the Warrant Agreement which evidences his or her Warrant.

      13.3 WITHHOLDING. While it is not anticipated to be necessary, the Company shall have the power and the right to deduct or withhold, or require a Warrant holder to remit to the Company as a condition precedent for the fulfillment of any Warrant, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan and/or any action taken by a Warrant holder with respect to a Warrant. Whenever Shares are to be issued to a Warrant holder upon exercise of a Warrant, the Company shall have the right to require the Warrant holder to remit to the Company, as a condition of exercise of the Warrant, an amount in cash (or, unless the Warrant Agreement provides otherwise, in Shares) sufficient to satisfy federal, state and local withholding tax requirements at the time of exercise. However, notwithstanding the foregoing, to the extent that a Warrant holder is an Insider, satisfaction of withholding requirements by having the Company withhold Shares may only be made to the extent that such withholding of Shares (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Warrant Agreement provides otherwise, the withholding of shares to satisfy federal, state and local withholding tax requirements shall be a subsequent transaction approved by the original grant of a Warrant. Notwithstanding the foregoing, in no event shall payment of withholding taxes be made by a retention of Shares by the Company unless the Company retains only Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld.

      13.4 CONSTRUCTION. This Plan shall be construed under the laws of the State of Maryland.



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                                 FORM OF WARRANT

                         BEHRINGER HARVARD REIT I, INC.
                     NON-EMPLOYEE DIRECTOR WARRANT NO.
                                                       ----

NO SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS WARRANT OR THE SHARES PURCHASABLE HEREUNDER SHALL BE MADE EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED. TRANSFER OF THIS WARRANT IS ALSO RESTRICTED BY THAT CERTAIN BEHRINGER HARVARD REIT I, INC. NON-EMPLOYEE DIRECTOR WARRANT PLAN, A COPY OF WHICH IS AVAILABLE FROM THE ISSUER.

                  WARRANT TO PURCHASE SHARES OF COMMON STOCK OF
                             BEHRINGER REIT I, INC.

Exercisable commencing on           , 200  Void after 5:00 P.M. Eastern Standard
Time on           , 200  (the "Exercise Closing Date").

THIS CERTIFIES that, for value received,                  (the "Warrantholder"),
or registered assign, is entitled, subject to the terms and conditions set forth in this Warrant (the "Warrant"), to purchase from Behringer REIT I, Inc., a Maryland corporation (the "Company" and the "Issuer"), such number of fully paid and nonassessable Shares of common stock of the Company (the "Shares") as is reflected on the books of the Company at any time during the period commencing
on           , 200   and continuing up to 5:00 P.M. eastern standard time on
          , 200 , at $12.00 per Share, and is subject to all the terms thereof, including the limitations on transferability as set forth in that certain Behringer Harvard REIT I, Inc. Non-Employee Director Warrant Plan.

THIS WARRANT may be exercised by the holder thereof, in whole or in part, by the presentation and surrender of this Warrant with the form of Election to Purchase duly executed, with signature(s) guaranteed, at the principal office of the Company (or at such other address as the Company may designate by notice to the holder hereof at the address of such holder appearing on the books of the Company), and upon payment to the Company of the purchase price in cash or by certified check or bank cashier's check. The Shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Shares. The Shares so purchased shall be registered to the holder (and, if requested, certificates issued) promptly after this Warrant shall have been so exercised and unless this Warrant has expired or has been exercised, in full, a new Warrant identical in form, but representing the number of Shares with respect to which this Warrant shall not have been exercised, shall also be issued to the holder hereof.

NOTHING CONTAINED herein shall be construed to confer upon the holder of this Warrant, as such, any of the rights as a stockholder of the Company.

                                    BEHRINGER HARVARD REIT I, INC.

                                    By:
                                        --------------------------------
                                        Gerald J. Reihsen III
                                        Chief Operating Officer





              Behringer Harvard Reit I, Inc. Director Warrant Plan
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